                          [RENAISSANCERE LOGO OMITTED]

   RENAISSANCERE HOLDINGS APPOINTS NEILL A. CURRIE CHIEF EXECUTIVE OFFICER AND
              W. JAMES MACGINNITIE NON-EXECUTIVE CHAIRMAN FOLLOWING
                          DEPARTURE OF JAMES N. STANARD

         -- COO AND CFO JOHN LUMMIS TO RETIRE ONCE SUCCESSOR IS NAMED --

PEMBROKE, BERMUDA, NOVEMBER 1, 2005 - RenaissanceRe Holdings Ltd. (NYSE: RNR)
announced today that the Board of Directors has appointed Neill A. Currie as
Chief Executive Officer and W. James MacGinnitie as Non-Executive Chairman.
These appointments are effective immediately. The Company also announced the resignation of James N. Stanard, Chairman and Chief Executive Officer, in light of the ongoing investigations resulting from the Company's restatement of its financial results earlier this year. The Company continues to cooperate with regulators on these investigations. Mr. Currie was also appointed to the Board of Directors.

RenaissanceRe also said that Chief Operating Officer and Chief Financial Officer
John M. Lummis has indicated that he intends to retire at the end of his contract term on June 30, 2006. The Company said it has commenced a search for a successor, encompassing both internal and external candidates. Mr. Lummis indicated that he is committed to supporting the Company in the search process and the transition. In addition, Marty Merritt, who served as Controller until
April 2005, has left the Company.

"The Board has been monitoring this situation very closely and has concluded that at this point it is best for our Company, our people and our shareholders to begin to put this matter behind us," said Mr. MacGinnitie. "Jim has worked tirelessly to build this company into an industry leader, and has assembled a first-rate team. We are fortunate to have in Neill an executive with the industry experience, knowledge of RenaissanceRe and talent to lead this Company into the future. Neil played a central role in founding this Company and establishing its business platform, and the Board is confident in his ability to lead RenaissanceRe to new levels of growth and success. We are also pleased to have the continued benefit of John's expertise as we search for his successor."

"This is an important time in our industry - a time when the expertise and industry-leading underwriting and services we offer are in increasing demand among brokers and clients," said Mr. Currie. "RenaissanceRe has an extraordinary breadth of people, expertise and proprietary systems to meet these needs, together with a proven business model that has led the Company to industry-leading results over the course of the past decade. Since I re-joined
RenaissanceRe four months ago, I have been extremely impressed with the depth of talent and commitment throughout its ranks. I look forward to working closely with these individuals to maintain our standards of excellence, leadership and performance."

Mr. Currie, 52, re-joined the Company on July 5, 2005 as Executive Vice
President, responsible for marketing and client relations, and thereafter assumed responsibility for the Company's Specialty Reinsurance business. Mr.
Currie was a co-founder of RenaissanceRe in 1993 and served as a Senior Vice
President through 1997. He has over 25 years of experience in the reinsurance business, including service prior to joining RenaissanceRe as Chief Executive
Officer of G.J. Sullivan Co.-Atlanta, a private domestic reinsurance broker, and as Senior Vice President at R/I and G.L. Hodson, predecessors to Willis Group
Holdings Ltd.

Mr. Currie most recently served as a director of Platinum Underwriters Holdings, and has been an active supporter of numerous nonprofit initiatives in his home state of North Carolina.

Mr. MacGinnitie, 67, has served as a member of the Company's Board of Directors since February 2000 and is an independent actuary and consultant. Prior to that, he served as Senior Vice President and Chief Financial Officer of CNA Financial
from September 1997 to September 1999. From May 1994 until September 1997, Mr.
MacGinnitie was a partner of Ernst & Young and National Director of its actuarial services. From 1975 until 1994 he was a principal in Tillinghast, primarily responsible for its property-casualty actuarial consulting services.
Mr. MacGinnitie is a Fellow of both the Casualty Actuarial Society and the
Society of Actuaries, and has served as President of both organizations as well as of the American Academy of Actuaries and the International Actuarial
Association.

Mr. MacGinnitie serves on the boards of Trustmark Insurance Company and NORCAL
Mutual Insurance Company.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance.
Our business consists of two segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain joint ventures and other investments managed by our subsidiary RenaissanceRe Ventures Ltd., and (2)
Individual Risk business, which includes primary insurance and quota share reinsurance.

Cautionary Statement under "Safe Harbor" Provisions of the Private Securities
Litigation Reform Act of 1995: Statements made in this news release contain information about the Company's future business prospects. These statements may be considered "forward-looking." These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.'s filings with the
Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004.

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INVESTOR CONTACT:                                     MEDIA CONTACT:
RenaissanceRe Holdings Ltd.                           Kekst and Company
Todd R. Fonner                                        David Lilly or Dawn Dover
Vice President and Treasurer                          212-521-4800
441-239-4801

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